Exhibit 10.10

BAKERCORP INTERNATIONAL HOLDINGS, INC.

2011 EQUITY INCENTIVE PLAN

Section 1.	Purpose

BakerCorp International Holdings, Inc. (the “Company”), a Delaware corporation, has adopted the BakerCorp International Holdings, Inc. 2011 Stock Incentive Plan (the “Plan”) effective as of the date indicated in Section 10 hereof (the “Effective Date”). The purposes of the Plan are to encourage selected employees, non-employee directors and consultants of the Company or any Subsidiary to acquire a proprietary interest in the growth and performance of the Company and its Subsidiaries and to enhance the ability of the Company and its Subsidiaries to attract, retain and reward qualified individuals.

Section 2.	Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Accredited Investor” shall mean an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder.

(b) “Affiliate” shall mean, with respect to a person or entity, a person that directly or indirectly controls, or is controlled by, or is under common control with such person or entity.

(c) “Award” shall mean a grant of Options, Restricted Stock or Restricted Stock Units pursuant to the provisions of this Plan.

(d) “Award Agreement” shall mean, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Cause” shall mean “Cause” as such term may be defined in any employment agreement between the Participant and the Company or any Subsidiary, or, if there is no such employment agreement, “Cause” shall mean any of the following, as reasonably determined in good faith by the Committee: (i) commission by the Participant of a felony (or a crime involving moral turpitude); (ii) theft, conversion, embezzlement or misappropriation by the Participant of funds or other assets of the Company or any Subsidiary or any other act of fraud or material dishonesty with respect to the Company or any Subsidiary (including acceptance of any bribes or kickbacks); (iii) intentional, grossly negligent or unlawful misconduct by the Participant that causes material harm to the Company or any Subsidiary or exposes the Company or any Subsidiary to a substantial risk of material harm; (iv) the Participant’s violation of a law regarding employment discrimination or sexual harassment; (v) the Participant’s repeated failure to follow the reasonable directives of a supervisor (or the Board of Directors — or person(s) exercising a managerial function similar to the Board of Directors —

of the Participant’s employer) which failure has not been cured by the Participant within thirty (30) days after written notice to the Participant of such failure; (vi) the unauthorized dissemination by the Participant of Confidential Information which causes material harm to the Company or any Subsidiary or exposes the Company or any Subsidiary to material harm; (vii) a material breach of any non-competition, non-solicitation, confidentiality or similar agreement with the Company or any Subsidiary; or (viii) a material breach of this Agreement which breach has not been cured by the Participant within thirty (30) days after written notice to the Participant of such breach (which thirty (30) day cure period shall be required only if such breach is capable of being cured). In the event that the Committee believes that Cause may exist, it shall provide the Participant with the opportunity to promptly (and in any event, not later than the date and time specified by the Committee in writing for responding to its request for information, which date shall be reasonable given the circumstances that are being evaluated with regard to whether Cause may exist) provide the Committee with information relevant to the Committee’s ultimate determination as to whether Cause exists.

(g) “Change in Control” means any transaction or series of related transactions (including the consummation of a merger, share purchase, recapitalization, redemption, issuance of capital stock, consolidation, reorganization or otherwise) pursuant to which (i) the stockholders of the Company immediately before such transaction own (together with their affiliates), immediately following such transaction, securities representing fifty percent (50%) or less of the combined voting power of the outstanding voting securities of the entity surviving or resulting from such transaction, or (ii) the Company sells all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis. Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of any such Award unless such event is also a “change in control event” within the meaning of Section 409A of the Code.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” shall mean the Compensation Committee of the Board, unless otherwise specified by the Board, in which event the Committee shall be as specified by the Board, which Committee shall administer the Plan and perform the functions set forth herein. If there is no Compensation Committee and the Board does not specify otherwise, the Committee shall mean the Board.

(j) “Disability” shall mean “Disability” as such term may be defined in any employment agreement between the Participant and the Company or any Subsidiary, or, if there is no such employment agreement, “Disability” shall mean that (i) the Participant is suffering from an illness, injury, impairment or other disability that has caused (or the Committee reasonably determines will cause) the Participant to be unable to perform Participant’s duties with the Company or any Subsidiary for 90 consecutive days or for 120 cumulative days during any 180 day period; (2) the Participant, the Participant’s spouse or a minor child of the Participant has been diagnosed with a disease or illness that a medical doctor reasonably acceptable to the Participant and the Company has certified is terminal; or (3) the Participant is receiving long term disability benefits under any policy, plan or program.

(k) “Employment” shall mean (a) a Participant’s employment if the Participant is an employee of the Company or any of its Subsidiaries, (b) a Participant’s services as a consultant, if the Participant is a consultant to the Company or any of its Subsidiaries and (c) a Participant’s services as a non-employee Director, if the Participant is a non-employee member of the Board or of the board of directors or similar governing body of any Subsidiary of the Company. Unless otherwise determined by the Committee, a Participant’s employment shall be deemed terminated if such Participant’s status changes from that of an employee to an independent contractor. A Participant’s employment shall not be deemed terminated if such Participant continues to or commences to provide services as a director to the Company or any of its Subsidiaries immediately following the termination of services as an employee.

(l) “Fair Market Value” shall mean, as of any date: (a) if the Shares are not listed on a nationally recognized stock exchange, the value of such Shares on that date, as determined by the Committee in its good faith discretion taking into account the requirements of Section 409A of the Code; or (b) if the Shares are listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Shares as reported on the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the next preceding date on which there were reported Share prices.

(m) “Option” shall mean a non-qualified stock option granted under the Plan.

(n) “Participant” shall mean an employee, non-employee director or consultant of the Company or any Subsidiary who has been granted an Award under the Plan.

(o) “Permira Stockholders” shall mean, collectively, and together with any of their respective Affiliates, Permira IV Continuing L.P.1, Permira IV Continuing L.P.2, Permira Investments Limited and P4 Co-Investment L.P.

(p) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(q) “Restricted Stock” shall mean any Share granted under Section 7(a) of the Plan.

(r) “Restricted Stock Unit” shall mean an Award granted pursuant to Section 7(b) of the Plan.

(s) “Shares” shall mean the common stock of the Company, $.01 par value, and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

(t) “Stockholders’ Agreement” shall mean the stockholders’ agreement governing the rights, duties, and obligations of certain present or future employees, directors and consultants of the Company and its Subsidiaries with respect to Shares issued pursuant to

Awards. For the grant of Restricted Stock, the form of the stockholders agreement as in use by the Company at the time of the grant or such other form which the Committee elects to require the Participant to execute in connection with the grant of the Award is the relevant form. For the grant of an Option or an Award of Restricted Stock Units, the form of the stockholders agreement as in use by the Company at the time of exercise of the Option (or any part thereof) or the issuance of Shares in respect of the Restricted Stock Units, or such other form which the Company elects to require the Participant to execute in connection with the Participant’s exercise of an Option or the issuance of Shares in respect of the Restricted Stock Units is the relevant form. Notwithstanding any other provision of the Plan to the contrary, in no event shall a Participant that is a signatory to the Contribution Agreement by and among the Company and certain other management signatories thereto dated April 12, 2011 be required to sign a Stockholders Agreement in connection with any Award granted under the Plan with terms and conditions that are less favorable in any respect to the terms and conditions contemplated by the binding term sheet attached as Annex C to the above-referenced Contribution Agreement.

(u) “Subsidiary” shall mean, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

Section 3.	Administration

(a) Generally. The Plan shall be administered by the Committee. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company or any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any employee of the Company or any Subsidiary.

(b) Powers. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Shares or other property, or canceled, forfeited, or suspended, and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instruments or agreements relating to, or Awards granted under, the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

In the exercise of its discretion, the Committee is under no obligation to make uniform determinations and/or interpretations as to any issue relating to any Participant or group of Participants (whether or not such Participants are similarly situated). No member of the Committee, nor any Person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified, held harmless and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination made in good faith, to the extent permitted by applicable law and, in addition, to the extent provided in the Company’s certificate of incorporation and by-laws, as amended from time to time, or under any agreement between any such member and the Company. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee would be entitled to as a matter of law, contract or otherwise.

All decisions made by the Committee pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants.

The acts by members holding a majority of the votes held by members of the Committee at any meeting shall be the acts of the Committee; provided, that, if at any time the Committee is the Board, the acts by members holding a majority the votes held by the members of the Board present at any meeting shall be the acts of the Committee.

Section 4.	Shares Available for Awards

(a) Shares Available. Subject to adjustment as provided in Section 4(b):

(i) Limitation on Number of Shares. The maximum aggregate number of Shares which may be issued pursuant to, or by reason of, Awards shall be 490,641. To the extent that an Award granted ceases to remain outstanding by reason of termination of rights granted thereunder or forfeiture, the Shares subject to such Award shall again become available for award under the Plan. No more than 6% of the Shares reserved for issuance hereunder shall, in the aggregate, be granted to non-employee directors or consultants of the Company or any of its Subsidiaries, with the balance of such shares to be granted to employees of the Company or any of its Subsidiaries.

(ii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(b) Adjustments. In the event that the Committee shall determine that any change in corporate capitalization, such as an extraordinary dividend or other distribution of Shares, or a corporate transaction, such as a spin-off, recapitalization, merger, consolidation, reorganization or partial or complete liquidation of the Company or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Plan, adjust any or all of (x) the number and type of shares of stock or other securities or other equity interests which thereafter may be made the subject of Awards, (y) the number and type of shares of stock or other securities or other equity interests subject to outstanding Awards, and (z) the grant, purchase, or exercise price or any other terms of any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in exchange for cancellation of such Award or providing for the cancellation of outstanding Awards without payment (in cash or otherwise) in respect thereof. Notwithstanding the foregoing, any adjustments in connection with a Change in Control shall be governed by Section 4(c) and not this Section 4(b). Any adjustments made pursuant to this Section 4(b) need not be identical for all Participants or for all classes of Participants, and the Committee’s determination shall be final, binding and conclusive for all purposes of the Plan and each Award Agreement entered into under the Plan.

(c) Change in Control. Except as otherwise provided in the applicable Award Agreement, in the event of a Change in Control, all outstanding Awards (other than Options) shall become non-forfeitable and the restrictions thereon shall lapse upon the consummation of the Change in Control and all Options shall be cancelled upon consummation of the Change in Control; provided, that, the Committee has either (A) provided the holders of affected Options a reasonable period of time (but not less than 15 days) prior to the date of the consummation of the Change in Control to exercise the Options (whether or not they were otherwise exercisable) or (B) provided the holders of affected Options (including unvested Options) payment (in cash and/or other substitute consideration) in respect of each Share covered by the Option being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the Committee in its good faith discretion) over the exercise price of the Option. For the avoidance of doubt, (x) the cancellation of Options pursuant to clause (A) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (y) if the amount determined pursuant to clause (B) of the preceding sentence is zero or less, the affected Option may be cancelled without any payment therefor. In lieu of the foregoing, in the sole discretion of the Committee, provision may be made in connection with such transaction for the assumption or continuation of such Awards by, or the substitution for such Awards, with new options or awards of the surviving, or successor or resulting entity, or a parent or subsidiary thereof, with such adjustments as to the number and kind of shares or other securities or property subject to the such new options and awards, option exercise prices, and other terms of such new options and awards as the Committee shall agree. In such latter event, the Plan and the unvested Awards (other than Options) and unexercised Options theretofore granted or the new awards or options substituted therefor shall continue in the manner and under the terms provided in the Plan, the applicable Awards Agreements.

(d) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant who holds an Option as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may permit a Participant to exercise his or her Option prior to such dissolution or liquidation as to all of the Shares covered thereby, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such dissolution or liquidation.

Section 5.	Eligibility

In determining the individuals to whom Awards shall be granted and the number of Shares to be covered by each Award, the Committee shall take into account the nature of his or her duties and present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. A Participant who has been granted an Award or Awards under the Plan may be granted an additional Award or Awards.

Section 6.	Options

The Committee is hereby authorized to grant Options to Participants upon the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) Exercise Price. The exercise price per Share purchasable under an Option shall not be less than the Fair Market Value of one Share at the time the Option is granted.

(b) Option Term. The term of each Option shall be fixed by the Committee but shall not exceed ten (10) years from the date of grant.

(c) Time and Method of Exercise. The Committee shall determine the time or times at which the right to exercise an Option may vest and become exercisable, and the method or methods by which, and the form or forms in which, payment of the option price with respect to exercises of such Option may be made or deemed to have been made, which may include cash or such other consideration as deemed appropriate by the Committee. If, at the time of grant of an Option, a Participant is not an Accredited Investor, the Participant shall be required to provide no less than thirty (30) days’ notice of intent to exercise an Option prior to such exercise.

(d) Limits on Transfer of Options. No Option and no right under any such Option, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution, and such Option, and each right under any such Option, shall be exercisable during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Option and no right under any such Option, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Subsidiary. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Options may be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

(e) Dividend Equivalents and Similar Rights. Subject to the other terms and conditions of the Plan, the Committee may, in its discretion and as set forth in an Award Agreement, authorize the granting of dividend equivalent rights, dividend payments or other similar economic benefits on the Shares underlying Options granted under the Plan. Such rights may be made subject to such terms and conditions as the Committee shall determine in its sole discretion and shall be payable at such time or times and in such form as the Committee determines in its sole discretion taking into account the requirements of Section 409A of the Code.

Section 7.	Restricted Stock and Restricted Stock Units.

(a) Restricted Stock. The Committee is hereby authorized to grant Restricted Stock to Participants upon the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. The Committee has the authority to determine the Participants to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, and the conditions if any, under which, the Restricted Stock may be forfeited to the Company and the other terms and conditions of such Awards.

(i) Award Agreements and Certificates. The Award Agreement (or, if applicable, the subscription agreement) evidencing the grant of any Restricted Shares shall contain such terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion. Unless otherwise determined by the Committee, the prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement (or, if applicable, the subscription agreement) and a Stockholders’ Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. The purchase price for Restricted Stock may, but need not, be zero.

A Share certificate will be issued in connection with each Award of Restricted Stock. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend determined by the Committee or required by the Award Agreement, the Stockholders’ Agreement, or by applicable law:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT.”

“IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND VOTING SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF JUNE 1, 2011 BY THE COMPANY AND THE PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE COMPANY AND A RESTRICTED STOCK AGREEMENT DATED AS OF                     , 20    .”

Share certificates evidencing Restricted Shares will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed, and as a condition of any Restricted Stock Award, the Participant will deliver to the Company a stock power, endorsed in blank, relating to the Shares covered by such Award.

(ii) Restrictions and Conditions. Restricted Stock granted pursuant to this Section 7(a) shall be subject to the following terms and conditions:

(A) During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified in the Award Agreement (or subscription agreement, if applicable) (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge (other than a pledge to the Company’s principal lenders as provided in the Award Agreement), assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon the continued Employment of the Participant, the attainment of specified individual or corporate performance goals, a combination thereof or such other factors as the Committee may determine, in its sole and absolute discretion. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Restricted Stock may be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

(B) Dividends. Dividends paid on any shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Stock pursuant to the terms of the applicable Award Agreement or may be reinvested in additional shares of Restricted Stock, as determined by the Committee in its sole discretion.

(C) The applicable provisions of the Award Agreement shall govern the treatment of a Participant’s Restricted Stock upon termination of a Participant’s Employment.

(b) Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock Units to Participants upon the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. The Committee has the authority to determine the Participants to whom Restricted Stock Units shall be granted, the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions if any, under which, the Restricted Stock Units may be forfeited to the Company and the other terms and conditions of such Awards.

(i) Award Agreement. The Award Agreement evidencing the grant of any Restricted Stock Units will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion. The prospective recipient of an Award of Restricted Stock Units will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement (unless otherwise determined by the Committee). If Shares are to be issued in settlement of a Restricted Stock Unit, unless otherwise determined by the Committee, the prospective recipient of the Shares will not have any rights with respect to such Shares, unless and until such recipient has executed a Stockholders’ Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

(ii) Restriction and Conditions. The Restricted Stock Units awarded pursuant to this Section 7(b) will be subject to the following restrictions and conditions:

(A) Each Restricted Stock Unit shall represent the right of the Participant to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Restricted Stock Unit was granted. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Committee may provide for the settlement of Restricted Stock Units in cash or with a number of Shares equal to the number of Restricted Stock Units that have been vested, the payment to which the Participant has become entitled.

(B) The Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock Units awarded under the Plan. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Restricted Stock Units may be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

(C) The applicable provisions of the Award Agreement shall govern the treatment of a Participant’s Restricted Stock Units upon termination of a Participant’s Employment.

(iii) Dividend Equivalents and Similar Rights. Subject to the other terms and conditions of the Plan, the Committee may, in its discretion and as set forth in an Award Agreement, authorize the granting of dividend equivalent rights, dividend payments or other similar economic benefits on the Shares underlying Restricted Stock Units granted under the Plan. Such rights may be made subject to such terms and conditions as the Committee shall determine in its sole discretion and shall be payable at such time or times and in such form as the Committee determines in its sole discretion taking into account the requirements of Section 409A of the Code.

Section 8.	Amendment and Termination

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) Amendments to the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if such amendment would be required under any law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Company may then be subject. None of the amendment, suspension or termination of the Plan shall, without the consent of the holder of such Award, adversely alter or impair any rights or obligations under any Award theretofore granted.

(b) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 9.	General Provisions

(a) No Rights to Awards. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. Further, the Company or a Subsidiary, as applicable, may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(c) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

(d) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be deemed void, stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

(e) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

(f) Tax Withholding. The Company and an applicable Subsidiary are authorized to withhold from any Award granted or any payment relating to an Award under the Plan, including from the exercise of an Option, the minimum amounts of taxes required by law to be withheld in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property or cash payments otherwise due to the Participant in respect thereof in satisfaction of a Participant’s tax obligations.

Section 10.	Effective Date of the Plan

The Plan will be effective as of the date of its adoption by the Board (the “Effective Date”), subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve months after the adoption of the Plan by the Board.

Section 11.	Term of the Plan

The Plan shall continue until the earlier of (i) the date on which all Awards issuable hereunder have been issued, (ii) the termination of the Plan by the Board or (iii) the 10th anniversary of the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond (and he exercisable after) such date of termination and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall also extend beyond such date of termination.

ANNEX A

(Provisions Applicable to Options Issued in California)

To the extent not in accordance with the foregoing, the following shall govern all options granted and securities sold to residents of California:

1.	Options shall be exercisable for not more than 120 months from the date the option is granted.

2.	Options granted pursuant to the plan shall not be transferred other than by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

3.	The number of securities purchasable pursuant to any option and the exercise price thereof, shall be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the issuer’s equity securities without the receipt of consideration by the issuer, of or on the issuer’s class or series of securities underlying the option.

4.	Unless the grantee’s employment is terminated for cause as defined by applicable law, the right to exercise the option in the event of termination of employment, to the extent that the optionee is entitled to exercise on the date employment terminates, shall continue until the earlier of the option expiration date or (1) at least 6 months from the date of termination if termination was caused by death or disability, or (2) at least 30 days from the date of termination if termination was caused by other than death or disability.

5.	No options may be granted more than 10 years from the date the plan or agreement is adopted or the date the plan or agreement is approved by the issuer’s security holders, whichever is earlier.

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